Consent of Independent Auditors


The Board of Trustees
Oppenheimer Concentrated Growth Fund:

We consent to the use in the Registration Statement of the Oppenheimer Concentrated Growth Fund of our report dated April 19, 2001, included in the Statement of Additional Information, which is a part of such Registration
Statement, and to the reference to our firm under the heading "Independent Auditors" included in such Statement of Additional Information.



                                    /s/ KPMG LLP

                                    KPMG LLP

Denver, Colorado
April 19, 2001